EXHIBIT 99.1

                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

              PRIVATEBANCORP REPORTS RECORD SECOND QUARTER EARNINGS

            Earnings per share up 70 percent over second quarter 2002
                     and 27 percent over first quarter 2003

     Chicago, IL, July 21, 2003--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings per share of $0.56 per diluted share for the second quarter 2003 compared to second quarter 2002 earnings per diluted share of $0.33, an increase of 70 percent. Net income for the second quarter ended June 30, 2003 was $4.6 million, an increase of 77 percent over second quarter 2002 net income of $2.6 million. Net income for the six months ended June 30, 2003 was $8.2 million, or $1.01 per diluted share, compared to net income of $4.8 million, or $0.62 per diluted share, for the six months ended June 30, 2002, an increase in diluted earnings per share of 63 percent. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a 50 percent stock dividend paid to shareholders on January 17, 2003.

     "Our earnings growth this past quarter was driven by a significant increase in noninterest income due to securities gains, accompanied by sustained loan, investment securities and deposit growth at both of our banks," said Ralph B. Mandell, Chairman, President and CEO. "We are pleased to report that our asset quality remains strong. Our ratio of non-performing loans to total loans was
0.26 percent and nonaccrual loans to total loans WAS 0.08 percent," added
Mandell.

     Net interest income totaled $12.6 million in the second quarter of 2003, an increase of 26 percent over second quarter 2002 net interest income of $10.0 million, and a decrease of 3 percent as compared to first quarter 2003 net interest income of $13.0 million. Average earning assets during the period were $1.58 billion, compared to $1.21 billion in the prior year quarter, an increase of 31 percent. Average earning assets increased by $92.2 million, or 6 percent during the second quarter of 2003 as compared to the first quarter 2003. Net interest margin (on a tax equivalent basis) was 3.33 percent in the second quarter of 2003, down from 3.53 percent in the prior year second quarter and down from 3.68 percent in the first quarter of 2003. The margin compression during the second quarter of 2003 reflects decreases in yields on average earning assets partially offset by a decrease in the costs of average interest-bearing liabilities from the yields and costs incurred in the first quarter of 2003. Approximately half of the sequential quarter margin compression was due to an additional $45.0 million investment in Federal Home Loan Bank ("FHLB") stock that was made in May 2003. Recognition of dividends on the recently acquired FHLB stock lag the purchase date due to the timing of the FHLB dividend declaration. The remaining margin compression was due to the combined impact of accelerated amortization on our mortgage- backed and collateralized mortgage obligation securities ("CMO"), lower loan yields and the sale of a higher yielding security in our investment portfolio, resulting in lower overall yields on investment securities.

     The provision for loan losses was $730,000 for the second quarter 2003, compared to $1.6 million in the prior year second quarter and $956,000 in the first quarter 2003. Net charge-offs totaled $182,000 in the quarter ended June 30, 2003 versus net charge-offs of $490,000 in the prior year quarter and $70,000 in the first quarter 2003. The allowance as a percentage of total loans was 1.22 percent as of June 30, 2003 compared to 1.14 percent at June 30, 2002 and 1.22 percent at March 31, 2003.

     Noninterest income was $4.4 million in the second quarter of 2003, reflecting an increase of approximately $2.4 million or 114 percent from the second quarter of 2002. The increase in noninterest income was attributable primarily to net securities gains of $2.3 million, reduced by a trading loss on an interest rate swap of $1.1 million, the inclusion of Lodestar Investment Counsel, LLC asset management revenue as well as increases in fee income as a result of increases in residential mortgage originations. Sales of residential real estate loans generated $1.0 million of income during the second quarter 2003 compared to $782,000 in the first quarter 2003 and $503,000 during the prior year quarter as a result of continued strong demand for residential real estate loans.

     During the second quarter 2003, we recognized a gain of $2.4 million on the sale of a single $10.0 million corporate bond from our available-for-sale investment security portfolio. The value of the security increased as a result of declines in interest rates during the quarter. The proceeds from the sale have been invested in assets that management believes will be impacted to a lesser degree by rising interest rates. Securities gains and losses for the second quarter 2003 also include a permanent impairment write-down of $210,000 on the Company's interest-only CMO investments. Continued low levels of market interest rates during the second quarter 2003 resulted in accelerated mortgage prepayments, which further impaired the fair value of our interest-only CMO securities. Our remaining investment in interest-only CMO securities was approximately $120,000 as of June 30, 2003.

     The increase in noninterest income was partially offset by a second quarter 2003 trading loss of approximately $1.1 million recorded to reflect the fair market value adjustment on an interest rate swap. This interest rate swap was entered into during the third quarter of 2002 in order to hedge a portion of the Company's investment in long-term municipal bonds. The change in the fair market value of the swap is recognized in earnings and results in a loss because of continued declines in market rates of interest since the end of the first quarter 2003.

     Wealth management assets under management were $1.3 billion at June 30, 2003 compared to $1.2 billion at March 31, 2003 and $733.9 million at June 30, 2002. Lodestar revenue was $756,000 during the second quarter 2003. Trust fee revenue was $824,000 during the second quarter 2003, an increase of $65,000 from the first quarter 2003 and an increase of $47,000 from the prior year second quarter. Increases in Wealth Management asset management revenue reflect the impact of net new business generated during the quarter augmented by a modest rebound in the equity markets.

     Noninterest expense increased to $9.8 million in the second quarter of 2003 from $7.1 million in the second quarter of 2002 and up 4 percent as compared to $9.4 million in the first quarter 2003. The 37 percent increase in noninterest expense on a year over year basis is attributable primarily to increased costs associated with continued growth of the Company and the operations of Lodestar. As previously reported, in April 2003, The PrivateBank (Chicago) suffered a loss of $400,000 in a check fraud scheme involving a new account deposit. On June 27, 2003, the Company received a letter from its insurance carrier declining coverage for the loss. As a result, the Company recorded a second quarter 2003 charge of $400,000. The Company is continuing to pursue recovery of the fraud loss in excess of the $150,000 deductible from its insurance carrier. Our full-time equivalent employees increased to 194 at June 30, 2003 from 181 a year ago and remain unchanged from the first quarter 2003. Our efficiency ratio of
55.0 percent in the second quarter of 2003 remained relatively unchanged from
55.4 percent in the prior year quarter and is down from 58.5 percent in the first quarter 2003.

     Deposits grew by 6 percent during the quarter to $1.446 billion, compared to total deposits of $1.365 billion as of March 31, 2003. Deposits as of June 30, 2003 increased by 20 percent from $1.205 billion at December 31, 2002.

     Loans as of June 30, 2003 increased by 5 percent, or $49.0 million, to $1.067 billion as compared to loans of $1.018 billion at March 31, 2003. Loans increased by 11 percent at June 30, 2003 as compared to $965.6 million at December 31, 2002. At June 30, 2003, nonperforming loans as a percentage of total loans were 0.26 percent, versus 0.35 percent at March 31, 2003 and 0.14 percent at December 31, 2002. At June 30, 2003, nonaccrual loans as a percentage of total loans were 0.08 percent, versus 0.15 percent at March 31, 2003 and 0.08 percent at December 31, 2002.

     PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $1.8 billion at June 30, 2003, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebankandtrust.com

================================================================================
 Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, future prospects and earnings per share of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, competition and the potential dilutive effect of the pending common stock offering and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor's Note: Financial highlights attached.

                                       ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                            JUNE 30,                          JUNE 30,
                                                 -------------------------------    -----------------------------
                                                     2003               2002             2003            2002
                                                 ------------      -------------    -------------    ------------
                                                   UNAUDITED         UNAUDITED        UNAUDITED        UNAUDITED
INTEREST INCOME
Interest and fees on loans...............         $15,208            $12,665          $30,375            $24,813
Interest on investment securities........           5,148              4,886           10,527              9,092
Interest on short-term investments.......              31                  8               56                 25
                                                  -------            -------          -------            -------
   Total interest income.................          20,387             17,559           40,958             33,930
                                                  -------            -------          -------            -------

INTEREST EXPENSE
Interest on deposits.....................           6,140              5,741           11,917             11,954
Interest on borrowings...................           1,204              1,353            2,516              2,662
Interest on long-term debt - Trust Preferred
   Securities............................             485                485              970                970
                                                  -------            -------          -------            -------
   Total interest expense................           7,829              7,579           15,403             15,586
                                                  -------            -------          -------            -------

NET INTEREST INCOME                                12,558              9,980           25,555             18,344
Provision for loan losses................             730              1,609            1,686              2,120
                                                  -------            -------          -------            -------
   Net interest income after provision...          11,828              8,371           23,869             16,224
                                                  -------            -------          -------            -------

NON-INTEREST INCOME
Banking, wealth management services and other
   income................................           3,181              1,802            5,882              3,344
Net securities gains.....................           2,310                274            2,255                 44
Trading losses on interest rate swap.....          (1,054)                --           (1,284)                --
                                                  -------            -------          -------            -------
   Total non-interest income.............           4,437              2,076            6,853              3,388
                                                  -------            -------          -------            -------

NON-INTEREST EXPENSE
Salaries and benefits....................           5,070              3,469            9,848              6,683
Other operating expenses.................           4,644              3,644            9,243              6,902
Amortization of intangibles..............              42                 --               84                 --
                                                  -------            -------          -------            -------
   Total non-interest expense............           9,756              7,113           19,175             13,585
                                                  -------            -------          -------            -------
Minority interest expense................              44                 --               82                 --
                                                  -------            -------          -------            -------
Income before income taxes...............           6,465              3,334           11,465              6,027
                                                  -------            -------          -------            -------
Income tax expense.......................           1,852                724            3,249              1,273
                                                  -------            -------          -------            -------
Net income...............................         $ 4,613            $ 2,610          $ 8,216            $ 4,754
                                                  =======            =======          =======            =======

WEIGHTED AVERAGE SHARES O/S..............       7,649,749          7,378,748        7,625,412          7,333,143
DILUTED AVERAGE SHARES O/S...............       8,174,011          7,808,900        8,145,106          7,709,807

EARNINGS PER SHARE
Basic....................................           $0.60              $0.35            $1.08              $0.65
Diluted..................................           $0.56              $0.33            $1.01              $0.62


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                    06/30/03          12/31/02          06/30/02
                                                                  ------------      ------------      ------------
                                                                    UNAUDITED                          UNAUDITED

ASSETS
Cash and due from banks.....................................        $   51,771       $   34,529        $   39,625
Short-term investments......................................             9,145              258                75
Investment securities - available for sale..................           581,743          487,020           392,090
Loans held for sale.........................................            12,282           14,321             3,913

Loans.......................................................         1,067,208          965,641           865,778
Allowance for loan losses...................................           (13,019)         (11,585)           (9,909)
                                                                    ----------       ----------        ----------
   Net loans................................................         1,054,189          954,056           855,869

Premises and equipment, net.................................             6,284            6,851             6,455
Goodwill....................................................            19,242           19,199            10,805
Other assets................................................            25,020           27,180            23,176
                                                                    ----------       ----------        ----------
   Total Assets.............................................        $1,759,676       $1,543,414        $1,332,008
                                                                    ==========       ==========        ==========

LIABILITIES
Non-interest bearing deposits...............................        $  110,244       $   88,986        $   81,421
Interest bearing deposits...................................         1,335,346        1,116,285           993,054
                                                                    ----------       ----------        ----------
   Total deposits...........................................         1,445,590        1,205,271         1,074,475
                                                                    ----------       ----------        ----------

Borrowings..................................................           170,433          209,954           154,499
Long-term debt - Trust Preferred Securities.................            20,000           20,000            20,000
Other liabilities...........................................            23,313           19,097            11,337
                                                                    ----------       ----------        ----------
   Total Liabilities........................................         1,659,336        1,454,322         1,260,311
                                                                    ----------       ----------        ----------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital.................            53,504           53,071            47,221
Retained earnings...........................................            35,377           27,784            21,927
Accumulated other comprehensive income......................            11,861            8,826             4,231
Deferred compensation.......................................              (402)            (589)             (732)
Loans to executive officers.................................                --               --              (950)
                                                                    ----------       ----------        ----------
   Total Stockholders' Equity...............................           100,340           89,092            71,697
                                                                    ----------       ----------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................        $1,759,676       $1,543,414        $1,332,008
                                                                    ==========       ==========        ==========

BOOK VALUE PER SHARE........................................        $    12.89       $    11.56        $     9.71


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      2Q03           1Q03          4Q02          3Q02          2Q02
                                                    --------       --------      --------      --------      --------
KEY STATISTICS
Net income...................................         $4,613         $3,603       $3,220        $3,033        $2,610
Basic earnings per share.....................         $ 0.60         $ 0.47       $ 0.43        $ 0.41        $ 0.35
Diluted earnings per share...................         $ 0.56         $ 0.44       $ 0.41        $ 0.39        $ 0.33

Return on average total assets...............           1.10%          0.92%        0.88%         0.89%         0.82%
Return on average total equity...............          18.81%         15.49%       15.99%        15.86%        15.07%
Dividend payout ratio........................           6.75%          8.62%        6.14%         6.51%         5.66%

Non-interest income to average assets........           1.06%          0.62%        0.38%         0.41%         0.65%
Non-interest expense to average assets.......           2.33%          2.41%        2.16%         2.08%         2.24%
Net overhead ratio(1)........................           1.27%          1.80%        1.78%         1.68%         1.59%
Efficiency ratio(2)..........................           55.0%          58.5%        57.3%         56.3%         55.4%

Net interest margin(3).......................           3.33%          3.68%        3.56%         3.46%         3.53%
Yield on average earning assets..............           5.30%          5.73%        5.79%         5.90%         6.03%
Cost of average interest-bearing liabilities.           2.14%          2.20%        2.42%         2.63%         2.69%
Net interest spread(4).......................           3.16%          3.53%        3.37%         3.27%         3.34%
Tax equivalent adjustment to net interest
   income(5).................................         $  742         $  695       $  661        $  756        $  790

------------------
NOTE 1: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

(1) Non-interest expense less non-interest income divided by average total assets.

(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.

(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.

(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                           RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                                                                      INCOME ON A TAX EQUIVALENT BASIS
                                                         ----------------------------------------------------------
                                                           2Q03        1Q03         4Q02        3Q02         2Q02
                                                         --------    --------     --------    --------     --------
         Net interest income.......................       $12,558     $12,997      $11,813     $10,443     $ 9,980
         Tax equivalent adjustment to net interest
            income.................................           742         695          661         756         790
                                                          -------     -------      -------     -------     -------
         Net interest income, tax equivalent basis.       $13,300     $13,692      $12,474     $11,199     $10,770
                                                          -------     -------      -------     -------     -------

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                           2Q03             1Q03            4Q02            3Q02            2Q02
                                        ----------       ----------      -----------     ----------      -----------
BALANCE SHEET RATIOS
Loans to Deposits (period end).....        73.83%           74.57%          80.12%          78.50%          80.58%

Average interest-earning assets to
   average interest-bearing
   liabilities.....................        108.2            107.1           108.2           108.0           107.8

PER SHARE DATA
Dividends..........................        $0.04            $0.04           $0.03           $0.03           $0.02
Book value (period end)............       $12.89           $12.29          $11.56          $10.71           $9.71
Tangible book value (period end)...       $10.10            $9.49           $8.74           $9.25           $8.25

SHARE PRICE DATA
Closing Price (period end).........       $27.27           $22.95          $25.24          $20.38          $20.10
Diluted earnings multiple..........        12.14  x         12.86  x        15.52  x        13.17  x        15.35  x
Book value multiple (period end)...         2.12  x          1.87  x         2.18  x         1.90  x         2.07  x

COMMON STOCK INFORMATION
Outstanding shares at end of period    7,787,034        7,762,014       7,704,203       7,404,234       7,382,370

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share...........    7,649,749        7,600,804       7,422,471       7,392,542       7,378,748
Diluted earnings per share.........    8,174,011        8,142,210       7,912,101       7,809,603       7,808,900

CAPITAL RATIOS (PERIOD END):
Total equity to total assets.......         5.70%            5.85%           5.77%           5.65%          5.38%
Total risk-based capital ratio.....         8.37%            8.30%           8.29%           9.10%          9.37%
Tier-1 risk-based capital ratio....         7.06%            6.99%           6.91%           7.61%          7.84%
Leverage ratio.....................         5.23%            5.27%           5.47%           5.91%          6.07%


NOTE: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                         2Q03         1Q03         4Q02          3Q02         2Q02
                                                       --------     --------     --------      --------     --------
SUMMARY INCOME STATEMENT

INTEREST INCOME
Interest on fees on loans.....................         $15,208       $15,167      $14,043      $13,704       $12,665
Interest on investment securities.............           5,148         5,379        5,507        4,557         4,886

Interest on short-term investments............              31            25           63           38             8
                                                       -------       -------      -------      -------       -------
   Total Interest Income......................          20,387        20,571       19,613       18,299        17,559

INTEREST EXPENSE..............................           7,829         7,574        7,800        7,856         7,579
                                                       -------       -------      -------      -------       -------

NET INTEREST INCOME                                     12,558        12,997       11,813       10,443         9,980
Provision for loan losses.....................             730           956          914          828         1,609
                                                       -------       -------      -------      -------       -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
   LOSSES.....................................          11,828        12,041       10,899        9,615         8,371
                                                       -------       -------      -------      -------       -------

NON INTEREST INCOME
Banking, wealth management services and other
   income.....................................           3,181         2,701        1,975        1,763         1,802
Net securities gains (losses).................           2,310           (55)        (313)         280           274
Trading losses on interest rate swap..........          (1,054)         (230)        (282)        (662)           --
                                                       -------       -------      -------      -------       -------
   Total non-interest income..................           4,437         2,416        1,380        1,381         2,076
                                                       -------       -------      -------      -------       -------

NON INTEREST EXPENSE
Salaries and benefits.........................           5,070         4,778        3,903        3,393         3,469
Amortization of intangibles...................              42            42           --           --            --
Occupancy expense.............................           1,270         1,419        1,319        1,227         1,206
Other operating expenses......................           3,374         3,180        2,712        2,468         2,438
                                                       -------       -------      -------      -------       -------
   Total Non-Interest Expense.................           9,756         9,419        7,934        7,088         7,113
                                                       -------       -------      -------      -------       -------

Minority Interest Expense.....................              44            38           --           --            --
                                                       -------       -------      -------      -------       -------

INCOME BEFORE INCOME TAXES....................           6,465         5,000        4,345        3,908         3,334
Income tax expense............................           1,852         1,397        1,125          875           724
                                                       -------       -------      -------      -------       -------

NET INCOME....................................         $ 4,613       $ 3,603      $ 3,220      $ 3,033       $ 2,610
                                                       =======       =======      =======      =======       =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                            2Q03        1Q03        4Q02         3Q02        2Q02
                                                          --------    --------    --------     --------    --------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average loans.......          0.07%       0.03%       -0.01%       0.04%       0.24%
Total non-performing loans to total loans...........          0.26%       0.35%        0.14%       0.33%       0.37%
Total non-performing assets to total assets.........          0.16%       0.22%        0.09%       0.21%       0.24%
Nonaccrual loans to:
   Total loans......................................          0.08%       0.15%        0.08%       0.05%       0.07%
   Total assets.....................................          0.05%       0.09%        0.05%       0.03%       0.05%
Allowance for loan losses to:
   Total loans......................................          1.22%       1.22%        1.20%       1.17%       1.14%
   Non-performing loans.............................           476%        355%         828%        357%        313%
   Nonaccrual loans.................................          1465%        841%        1547%       2475%       1527%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days.......................       $ 1,849     $ 2,032      $   650     $ 2,549      $2,518
Nonaccrual loans....................................           889       1,483          749         430         649
                                                           -------     -------      -------     -------      ------
   Total non-performing assets......................       $ 2,738     $ 3,515      $ 1,399     $ 2,979      $3,167
                                                           =======     =======      =======     =======      ======

NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off...................................       $   435     $    81      $     4     $   165      $  515
Recoveries..........................................           253          11           33          70          25
                                                           -------     -------      -------     -------      ------
Net charge-offs (recoveries)........................       $   182     $    70      $   (29)    $    95      $  490
                                                           =======     =======      =======     =======      ======

PROVISION FOR LOAN LOSSES...........................       $   730     $   956      $   914     $   828      $1,609
                                                           =======     =======      =======     =======      ======

ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period......................       $12,471     $11,585      $10,642     $ 9,909      $8,790
Provision...........................................           730         956          914         828       1,609
Net charge-offs (recoveries)........................           182          70          (29)         95         490
                                                           -------     -------      -------     -------      ------
Balance at end of period............................       $13,019     $12,471      $11,585     $10,642      $9,909
                                                           =======     =======      =======     =======      ======

NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..............................            --          --           --          --          --
Residential real estate.............................            --          --           --          --          --
Commercial..........................................       $    92     $     1      $    (2)    $    46      $  481
Personal............................................            90          69          (27)         49           9
Home equity.........................................            --          --           --          --          --
Construction........................................            --          --           --          --          --
                                                           -------     -------      -------     -------      ------
Total net loan charge-offs (recoveries).............       $   182     $    70      $   (29)    $    95      $  490
                                                           =======     =======      =======     =======      ======

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                         UNAUDITED        UNAUDITED        AUDITED        UNAUDITED       UNAUDITED
                                         6/30/03(1)      3/31/03(1)        12/31/02        09/30/02        06/30/02
                                         ----------      ----------       ----------      ----------      ----------
ASSETS
Cash and due from banks...........        $   51,771      $   46,643       $   34,529      $   44,561      $   39,625
Short-term investments............             9,145           7,415              258           3,848              75
Investment securities-available
   for sale.......................           581,743         505,877          487,020         403,192         392,090
Loans held for sale...............            12,282          12,591           14,321           9,062           3,913
Loans.............................         1,067,208       1,018,196          965,641         913,197         865,778
   Less:  Allowance for loan
      losses......................           (13,019)        (12,471)         (11,585)        (10,642)         (9,909)
                                          ----------      ----------       ----------      ----------      ----------
   Net loans......................         1,054,189       1,005,725          954,056         902,555         855,869
                                          ----------      ----------       ----------      ----------      ----------
Premises and equipment, net.......             6,284           6,516            6,851           6,378           6,455
Goodwill..........................            19,242          19,242           19,199          10,805          10,805
Other assets......................            25,020          24,986           27,180          23,925          23,176
                                          ----------      ----------       ----------      ----------      ----------
   Total Assets...................        $1,759,676      $1,628,995       $1,543,414      $1,404,326      $1,332,008
                                          ==========      ==========       ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....        $  110,244      $   88,243       $   88,986      $   80,994      $   81,421
Interest bearing demand deposits..            79,397          73,699           64,893          57,575          54,694
Savings and money market deposits.           497,437         476,100          488,941         431,455         412,570
Time deposits.....................           758,512         727,302          562,451         593,303         525,790
                                          ----------      ----------       ----------      ----------      ----------
   Total deposits.................         1,445,590       1,365,344        1,205,271       1,163,327       1,074,475
Funds borrowed....................           170,433         124,933          209,954         125,422         154,499
Long-term debt - Trust Preferred
   Securities.....................            20,000          20,000           20,000          20,000          20,000
Other liabilities.................            23,313          23,345           19,097          16,296          11,337
                                          ----------      ----------       ----------      ----------      ----------
   Total liabilities..............         1,659,336       1,533,622        1,454,322       1,325,045       1,260,311

Stockholders' equity..............           100,340          95,373           89,092          79,281          71,697
                                          ----------      ----------       ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity........        $1,759,676      $1,628,995       $1,543,414      $1,404,326      $1,332,008
                                          ==========      ==========       ==========      ==========      ==========

------------------
(1) Reflects the consummation of the acquisition of a controlling interest in Lodestar Investment Counsel on December 30, 2002.

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                           6/30/03        3/31/03          12/31/02        09/30/02        06/30/02
                                         ----------      ----------       ----------      ----------      ----------
ASSETS
Cash and due from banks...........      $   40,194       $  36,159        $  35,407       $  35,479      $  27,114
Short-term investments............           9,765          11,833            3,015           2,584          1,964
Investment securities-available
   for sale.......................         543,799         492,443          442,001         393,565        396,807
Loans held for sale...............          10,401          11,178           11,966           6,578          2,330
Loans.............................       1,037,902         993,797          936,016         881,916        815,672
   Less:  Allowance for loan
      losses......................         (12,628)        (12,091)         (11,116)        (10,190)        (9,081)
                                        ----------      ----------       ----------      ----------     ----------
   Net loans......................       1,025,274         981,706          924,900         871,726        806,591
                                        ----------      ----------       ----------      ----------     ----------
Premises and equipment, net.......           6,452           6,757            6,438           6,472          5,271
Goodwill..........................          19,249          19,756           11,077          10,805         10,805
Other assets......................          25,758          22,322           23,301          22,766         23,522
                                        ----------      ----------       ----------      ----------     ----------
   Total Assets...................      $1,680,892      $1,582,154       $1,458,105      $1,349,975     $1,274,404
                                        ==========      ==========       ==========      ==========     ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $   96,582      $   81,926       $   84,649      $   79,530     $   70,244
Interest bearing demand deposits..          75,019          65,977           60,177          57,526         57,127
Savings and money market deposits.         487,814         477,748          480,110         417,541        379,726
Time deposits.....................         724,497         637,990          572,308         566,333        523,774
                                        ----------      ----------       ----------      ----------     ----------
   Total deposits.................       1,383,912       1,263,641        1,197,244       1,120,930      1,030,871
Funds borrowed....................         157,485         191,898          144,982         119,714        144,576
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000           20,000          20,000         20,000
Other liabilities.................          21,130          12,241           15,959          13,505          9,498
                                        ----------      ----------       ----------      ----------     ----------
   Total liabilities..............       1,582,527       1,487,780        1,378,185       1,274,149      1,204,945
Stockholders' equity..............          98,365          94,374           79,920          75,826         69,459
                                        ----------      ----------       ----------      ----------     ----------
   Total Liabilities and
      Stockholders' Equity........      $1,680,892      $1,582,154       $1,458,105      $1,349,975     $1,274,404
                                        ==========      ==========       ==========      ==========     ==========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                           6/30/03        3/31/03          12/31/02        09/30/02        06/30/02
                                         ----------      ----------       ----------      ----------      ----------
ASSETS
Cash and due from banks...........      $   38,197      $   36,159       $   30,828      $   29,285     $   26,137
Short-term investments............          10,794          11,833            2,822           2,758          2,846
Investment securities-available
   for sale.......................         518,263         492,443          397,205         382,105        376,282
Loans held for sale...............          10,370          11,178            6,531           4,700          3,745
Loans.............................       1,016,390         993,797          853,243         825,349        796,598
   Less:  Allowance for loan
      losses......................         (12,361)        (12,091)          (9,740)         (9,276)        (8,812)
                                        ----------      ----------       ----------      ----------     ----------
   Net loans......................       1,004,029         981,706          843,503         816,073        787,786
                                        ----------      ----------       ----------      ----------     ----------
Premises and equipment, net.......           6,604           6,757            5,515           5,229          4,667
Goodwill..........................          19,501          19,756           10,874          10,805         10,805
Other assets......................          26,018          22,321           23,071          23,001         23,118
                                        ----------      ----------       ----------      ----------     ----------
   Total Assets...................      $1,633,776      $1,582,153       $1,320,349      $1,273,956     $1,235,386
                                        ==========      ==========       ==========      ==========     ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $   89,431      $   81,926       $   74,743      $   71,385     $   67,244
Interest bearing demand deposits..          70,523          65,977           57,242          56,252         55,605
Savings and money market deposits.         482,809         477,748          410,522         387,070        371,584
Time deposits.....................         681,483         637,990          537,297         525,497        504,742
                                        ----------      ----------       ----------      ----------     ----------
   Total deposits.................       1,324,246       1,263,641        1,079,804       1,040,204        999,175
Funds borrowed....................         174,781         191,898          136,292         133,364        140,302
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000           20,000          20,000         20,000
Other liabilities.................          18,731          12,318           11,682          10,230          8,553
                                        ----------      ----------       ----------      ----------     ----------
   Total liabilities..............       1,537,758       1,487,857        1,247,778       1,203,798      1,168,030
Stockholders' equity..............          96,018          94,296           72,571          70,158         67,356
                                        ----------      ----------       ----------      ----------     ----------
   Total Liabilities and
      Stockholders' Equity........      $1,633,776      $1,582,153       $1,320,349      $1,273,956     $1,235,386
                                        ==========      ==========       ==========      ==========     ==========